                        INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 8th day of December 2004, by and between  Oppenheimer
Portfolio Series (the "Trust"), and OppenheimerFunds, Inc. ("OFI").

WHEREAS,  the Trust is an open-end  series  investment  company  registered as such with the Securities and Exchange  Commission (the "Commission")  pursuant to the Investment Company Act of 1940 (the "Investment  Company Act"), and OFI
is a registered investment adviser;

WHEREAS,  the Trust is registered under the Investment Company Act, as amended as an open-end  management  investment  company and may issue shares of common stock in separately  designated series representing  separate funds with their own investment objectives, policies and purposes; and

WHEREAS,  the Trust desires that OFI shall act as its investment  adviser with respect  to each of its four  series,  Conservative  Investor  Fund,  Moderate
Investor Fund,  Aggressive  Investor Fund and Active  Allocation Fund (each, a
"Fund" and collectively, the "Funds") pursuant to this Agreement;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      The Trust  hereby  employs OFI and OFI hereby  undertakes  to act as the investment  adviser  of the Funds and to  perform  for the  Funds  such  other duties  and  functions  as  are  hereinafter  set  forth.  OFI  shall,  in all matters,  give to the Funds and its Board of Trustees  the benefit of its best judgment,  effort,  advice and recommendations and shall, at all times conform to,  and use its best  efforts  to  enable  the  Funds to  conform  to (i) the provisions  of the  Investment  Company  Act  and  any  rules  or  regulations thereunder;  (ii) any other  applicable  provisions  of state or federal  law;
(iii) the  provisions of the  Declaration of Trust and By-Laws of the Trust as
amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees  of  the  Trust;   (v)  the   fundamental   policies  and  investment
restrictions of the Funds as reflected in the Trust's  registration  statement under the  Investment  Company Act or as such policies may, from time to time, be amended by the Funds'  shareholders;  and (vi) the Prospectus and Statement of  Additional  Information  of the  Trust in effect  from  time to time.  The appropriate  officers and employees of OFI shall be available upon  reasonable notice for  consultation  with any of the  Trustees  and officers of the Trust with  respect to any  matters  dealing  with the  business  and affairs of the
Trust  including the valuation of the portfolio  securities of the Funds which are  either  not  registered  for  public  sale  or not  being  traded  on any securities market.

2.    Investment Management.

      (a) OFI  shall,  subject to the  direction  and  control by the  Trust's
Board   of   Trustees,   (i)   regularly   provide   investment   advice   and
recommendations  to the Funds  with  respect  to its  investments,  investment policies and the purchase and sale of securities;  (ii) supervise continuously the investment  program of the Funds and the  composition of its portfolio and determine what securities  shall be purchased or sold by the Funds;  and (iii)
arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments  for the Funds and the sale of securities and other investments held in the portfolio of the Funds.

      (b)  Provided   that  the  Trust  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management  services,  including  entering into  sub-advisory  agreements with other  affiliated or  unaffiliated  registered  investment  advisors to obtain specialized services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under this
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation or in any  way  limit  or  restrict  OFI or  any of its  directors,  officers, stockholders  or employees from buying,  selling or trading any securities for its own  account  or for the  account  of  others  for  whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair  the  performance  by OFI of its  duties  and  obligations  under  this
Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration for the Funds,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic  reports with respect to its operations for the  shareholders  of the
Funds;   composition   of  proxy   materials   for   meetings  of  the  Funds'
shareholders  and the  composition of such  registration  statements as may be required by federal  securities  laws for continuous  public sale of shares of the Funds.  OFI shall,  at its own cost and  expense,  also  provide the Funds with adequate  office space,  facilities and equipment.  OFI shall, at its own expense, provide such officers for the Trust as the Trust's Board may request.

4.    Allocation of Expenses.

      All other costs and expenses of the Funds not  expressly  assumed by OFI under this  Agreement,  or to be paid by the  Distributor of the shares of the
Funds,  shall be paid by the  applicable  Fund or  Funds,  including,  but not limited to (i) interest and taxes; (ii) brokerage commissions;  (iii) premiums for fidelity and other insurance  coverage  requisite to its operations;  (iv)
the fees and  expenses of its  Trustees;  (v) legal and audit  expenses;  (vi)
custodian and transfer  agent fees and expenses;  (vii)  expenses  incident to the  redemption  of its shares;  (viii)  expenses  incident to the issuance of its  shares  against  payment  therefor  by or on  behalf  of the  subscribers thereto; (ix) fees and expenses, other than as hereinabove provided,  incident to the registration  under federal  securities laws of shares of the Funds for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Funds;  (xi) except as noted above, all other expenses incidental to holding meetings of the Funds' shareholders;  and (xii)
such extraordinary  non-recurring  expenses as may arise, including litigation affecting  the  Funds  and any  legal  obligation  which the Trust may have on behalf of the Funds to  indemnify  its  officers  and  Trustees  with  respect thereto.  Any  officers  or  employees  of  OFI  or  any  entity  controlling, controlled  by or  under  common  control  with  OFI,  who may  also  serve as
officers,   Trustees  or   employees  of  the  Trust  shall  not  receive  any
compensation from the Trust for their services.

5.    Compensation of OFI.

      The  Trust  agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the provisions  hereof,  a fee computed on the total net asset  value of each  Fund of the  Trust as of the close of each  business day and payable monthly at the annual rate for each Fund set forth below.

      For Conservative  Investor Fund, the Trust will not pay a management fee but rather OFI will collect  indirect  management fees from investments in the
Underlying Funds.

      For Moderate  Investor Fund, the Trust will not pay a management fee but rather OFI will  collect  indirect  management  fees from  investments  in the
Underlying Funds.

      For  Aggressive  Investor  Fund, the Trust will not pay a management fee but rather OFI will collect  indirect  management fees from investments in the
Underlying Funds.

      For Active  Allocation Fund, the Trust will not pay a management fee but rather  OFI will  collect  an  asset  allocation  fee of 10 bps of  total  net
assets,  as  well  as  indirect   management  fees  from  investments  in  the
Underlying Funds.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Trust a royalty-free,  non-exclusive license to use the name  "Oppenheimer"  in the name of the  Trust  and the  Funds for the duration of this  Agreement  and any  extensions or renewals  thereof.  To the extent  necessary  to protect  OFI's  rights to the name  "Oppenheimer"  under applicable  law,  such  license  shall  allow OFI to  inspect,  and subject to control  by the  Trust's  Board,  control  the name and  quality  of  services offered  by  the  Funds  under  either  such  name.  Such  license  may,  upon termination of this Agreement,  be terminated by OFI, in which event the Trust shall  promptly take  whatever  action may be necessary to change its name and
the  name  of  the  Funds  and   discontinue  any  further  use  of  the  name
"Oppenheimer"  in the name of the  Trust or the Funds or  otherwise.  The name
"Oppenheimer"  may be used by OFI in connection  with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI (and any  Sub-Advisor)  is  authorized,  in arranging the Funds'
portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or  dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment  Company Act)  (hereinafter
"broker-dealers"),  as may, in its best judgment,  implement the policy of the
Funds to obtain,  at  reasonable  expense,  the "best  execution"  (prompt and reliable  execution at the most favorable  security  price  obtainable) of the
Funds'  portfolio  transactions  as well as to  obtain,  consistent  with  the provisions of  subparagraph  "(c)" of this  paragraph "7," the benefit of such investment  information or research as may be of significant assistance to the performance  by  OFI  (and  any  Sub-Advisor)  of  its  investment  management functions.

      (b) OFI (and any Sub-Advisor) shall select  broker-dealers to effect the
Funds'  portfolio  transactions  on the basis of its estimate of their ability to obtain best  execution of particular  and related  portfolio  transactions.
The  abilities  of a  broker-dealer  to obtain best  execution  of  particular portfolio  transaction(s)  will be judged by OFI (or any  Sub-Advisor)  on the basis  of all  relevant  factors  and  considerations  including,  insofar  as
feasible,   the  execution   capabilities   required  by  the  transaction  or
transactions;  the ability and willingness of the  broker-dealer to facilitate the  Funds'  portfolio  transactions  by  participating  therein  for  its own account; the importance to the Funds of speed,  efficiency or confidentiality;
the  broker-dealer's  apparent  familiarity  with  sources  from  or  to  whom particular  securities  might  be  purchased  or  sold;  as well as any  other matters  relevant to the  selection  of a  broker-dealer  for  particular  and related transactions of the Funds.

      (c) OFI (and any Sub-Advisor)  shall have  discretion,  in the interests of the Funds, to allocate  brokerage on the Funds'  portfolio  transactions to broker-dealers  qualified to obtain best  execution of such  transactions  who provide  brokerage  and/or research  services (as such services are defined in
Section 23(e)(3) of the Securities  Exchange Act of 1934) for the Funds and/or
other  accounts  for  which  OFI  and its  affiliates  (and  any  Sub-Advisor)
exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause the Funds to pay such broker-dealers,  other  than  affiliated  broker  dealers,  a  commission  for effecting  a  portfolio  transaction  for the  Funds  that is in excess of the amount of  commission  another  broker-dealer  adequately  qualified to effect such  transaction  would have charged for effecting that  transaction,  if OFI
(or any  Sub-Advisor)  determines,  in good  faith,  that such  commission  is reasonable in relation to the value of the brokerage and/or research  services provided  by such  broker-dealer,  viewed in terms of either  that  particular transaction  or  the  overall  responsibilities  of  OFI  and  its  investment advisory  affiliates (and any Sub-Advisor)  with respect to the accounts as to which they exercise  investment  discretion.  In reaching such  determination,
OFI (or any  Sub-Advisor)  will not be required to place or attempt to place a specific dollar value on the brokerage  and/or research  services  provided or
being   provided   by  such   broker-dealer.   In   demonstrating   that  such
determinations  were made in good faith,  OFI (and any  Sub-Advisor)  shall be prepared  to show  that  all  commissions  were  allocated  for  the  purposes contemplated  by this  Agreement  and that the total  commissions  paid by the
Funds  over a  representative  period  selected  by the Funds'  trustees  were reasonable in relation to the benefits to the Funds.

      (d) OFI (or any  Sub-Advisor)  shall have no duty or  obligation to seek advance competitive bidding for the most favorable  commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will, to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers and to minimize the expense incurred by the Funds for effecting  its  portfolio  transactions  to the  extent  consistent  with  the interests and policies of the Funds as  established by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

      (e) The Trust  recognizes that an affiliated  broker-dealer  (i) may act as one of the  Funds'  regular  brokers  so long as it is lawful  for it so to act;  (ii)  may be a major  recipient  of  brokerage  commissions  paid by the
Trust; and (iii) may effect  portfolio  transactions for the Funds only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with procedures  contemplated by any rule, regulation or  order  adopted  under  the  Investment  Company  Act for  determining  the permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall  remain in effect for two years from the date of execution  hereof,  and thereafter  will  continue  in effect  from year to year with  respect to each
Fund, so long as such  continuance  shall be approved at least annually by the
Trust's  Board of  Trustees on behalf of the Fund,  including  the vote of the majority of the  trustees  of the Trust who are not parties to this  Agreement or  "interested  persons"  (as defined in the  Investment  Company Act) of any such  party,  cast in person at a meeting  called for the purpose of voting on such  approval,  or  by  the  holders  of a  "majority"  (as  defined  in  the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.    Termination.

      This Agreement may be terminated  with respect to any Fund (i) by OFI at any time  without  penalty  upon  giving the Fund sixty days'  written  notice
(which  notice  may be  waived by the  Fund);  or (ii) by the Fund at any time without  penalty upon sixty days'  written  notice to OFI (which notice may be waived by OFI)  provided that such  termination  by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Trust,  on behalf  of the  Fund,  then  in  office  or by the  vote of the  holders  of a
"majority"  (as  defined in the  Investment  Company  Act) of the  outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement  may not be amended with respect to any Fund without the affirmative  vote or written  consent of the  holders of a  "majority"  of the
outstanding   voting  securities  of  the  Fund  or  Funds  affected  by  this amendment,  and shall automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the obligations of the Trust under this Agreement are not  binding  upon  any  Trustee  or  shareholder  of the  Trust  or Funds personally,  but bind only the  Trust,  but only with  respect  to the  Funds'
property.  OFI  represents  that  it  has  notice  of  the  provisions  of the
Declaration  of  Trust  of  the  Trust  disclaiming   trustee  or  shareholder
liability for acts or obligations of the Trust.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                                    Oppenheimer Portfolio Series

                                    By: /s/ Robert G. Zack
                                        --------------------------
                                       Robert G. Zack, Secretary

                                    OppenheimerFunds, Inc.

                                    By: /s/ Robert G. Zack
                                        ---------------------------
                                       Robert G. Zack, Executive Vice
                                    President and     General Counsel